UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

Mutual Fund Series Trust
(Name of Registrant as Specified in Its Charter)

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 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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AlphaCentric Life Sciences and Healthcare Fund

(formerly, “AlphaCentric LifeSci Healthcare Fund”)

a series of Mutual Fund Series Trust

4221 North 203rd Street, Suite 100
Elkhorn, Nebraska 68022

1-844-ACFUNDS (233-8637)

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the appointment of an investment sub-adviser to the AlphaCentric Life Sciences and Healthcare Fund (the “Fund”), a series of Mutual Fund Series Trust (the “Trust”).

As described in the enclosed Information Statement, the Board of Trustees of the Trust has approved Kennedy Capital Management LLC (“KCM”) as an investment sub-adviser to the Fund, and has approved a sub-advisory agreement between AlphaCentric Advisors, LLC and KCM on the terms described herein.

As always, please feel free to contact the Fund at 1-844-ACFUNDS (1-844-223-8637) with any questions you may have.

Sincerely,

Michael Schoonover

President

Mutual Fund Series Trust

AlphaCentric Life Sciences and Healthcare Fund

(formerly, “AlphaCentric LifeSci Healthcare Fund”)

a series of Mutual Fund Series Trust

4221 North 203rd Street, Suite 100
Elkhorn, Nebraska 68022

1-844-ACFUNDS (233-8637)

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the AlphaCentric Life Sciences and Healthcare Fund (the “Fund”), a series of Mutual Fund Series Trust (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and AlphaCentric Advisors, LLC received from the U.S. Securities and Exchange Commission on January 13, 2014 (the “Order”). The Order permits the Fund’s investment adviser, AlphaCentric Advisors, LLC (“AlphaCentric”), to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of the Trust (the “Board”), but without obtaining shareholder approval. The Order requires that each sub-adviser be an “investment adviser” as defined in Section 2(a)(20)(B) of the Investment Company Act of 1940, as amended (“1940 Act”), and registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or not subject to such registration. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser. The Trust may rely on the Order provided the Fund is managed by AlphaCentric (or any entity controlling, controlled by or under common control with AlphaCentric) and complies with the terms and conditions set forth in the application for the Order.

At a meeting held on October 24, 2024 (the “Meeting”), the Board considered and approved Kennedy Capital Management LLC (“KCM”) to serve as sub-adviser to the Fund. At that time, the sub-advisory agreement between AlphaCentric and KCM, with respect to the Fund (the “Sub-Advisory Agreement”) (in substantially the form attached hereto as Appendix A) was approved by the Board. The Sub-Advisory Agreement became effective November 1, 2024, when KCM commenced providing sub-advisory services to the Fund. The previous sub-adviser, LifeSci Fund Management LLC completed its service to AlphaCentric and the Fund at the close of business on October 31, 2024. AlphaCentric believes that KCM provides a high level of service to the Fund.

This Information Statement is being supplied to the Fund’s shareholders to fulfill the notice requirement of the Order, and a notice regarding the website availability of this Information Statement will be mailed on or about December 23, 2024 to the Fund’s shareholders of record as of December 3, 2024 (the “Record Date”). This Information Statement describes the Sub-Advisory Agreement. As of the Record Date, there were issued and outstanding 4,494,145.0100 total shares consisting of 508,293.1220 Class A Shares, 158,338.0560 Class C shares, and 3,827,513.8280 Class I shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

A copy of the Fund’s most recent annual report and semi-annual financial statements and schedules is available at no charge by sending a written request to the Fund, c/o Ultimus

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Fund Solutions, LLC, 225 Pictoria Dr, Suite 450, Cincinnati, OH 45246, by calling 1-844-ACFUNDS (1-844-223-8637) or by visiting www.AlphaCentricFunds.com.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

The Sub-Advisory Agreement

At its October 24, 2024 meeting, the Board approved the hiring of KCM to the Fund pursuant to the Sub-Advisory Agreement. Under the terms of the investment advisory agreement between the Trust and AlphaCentric, on behalf of the Fund, AlphaCentric is entitled to receive an annual advisory fee from the Fund equal to 1.25% of the Fund’s average daily net assets. Under the terms of the Sub-Advisory Agreement, KCM is entitled to receive a fee from AlphaCentric, which is paid from a portion of the advisory fees that AlphaCentric receives from the Fund. There will be no increase in total fees paid by the Fund in connection with the Sub-Advisory Agreement. For such compensation, the Sub-Adviser will, at its expense, continuously furnish an investment program for the Fund, make investment decisions on behalf of the Fund, and place all orders for the purchase and sale of portfolio securities and other investments, subject to the Fund’s investment objectives, policies, and restrictions and such policies as the Board determines; and maintain certain transaction and compliance related records of the Fund.

The Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund. The Sub-Advisory Agreement will automatically terminate on assignment. In addition, the Sub-Advisory Agreement can be terminated without penalty: (i) by vote of the Board, (ii) by AlphaCentric, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (iv) in accordance with the terms of the Order, all upon no more than 60 days’ notice, or by KCM on at least 90 days’ notice to the Fund and AlphaCentric.

The Sub-Advisory Agreement provides that KCM will not be subject to any liability for any loss suffered by the Fund in connection with the matters to which the Sub-Advisory Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement, including KCM’s failure to adhere to any investment policies and restrictions as described in the Fund’s prospectus and statement of additional information (which has been provided to KCM) and KCM’s error in the placement, execution or settlement of a trade for the Fund.

The Sub-Advisory Agreement is attached as Appendix A. You should read the Sub-Advisory Agreement. The description in this Information Statement of the Sub-Advisory Agreement is only a summary.

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Information Concerning Kennedy Capital Management LLC

KCM, a Delaware limited liability company, headquartered at 10829 Olive Boulevard, St. Louis, MO 63141 serves as sub-adviser to the Fund’s portfolio. KCM was formed in 1980 and provides investment management services to open-end funds, private investment funds, collective investment trust funds, and institutional and high net worth clients. KCM operates independently as a majority, employee-owned investment adviser.

The names, titles, and principal occupations of the principal executive officers of KCM are set forth below. The address of each individual listed below is 10829 Olive Boulevard, St. Louis, MO 63141.

Name and Address:	Title and Principal Occupation:
Donald Cobin	President and Chief Executive Officer
Doris Hunt	Chief Compliance Officer
Frank Latuda Jr.	Chief Investment Officer
Richard Oliver	Chief Financial Officer
Niraj Shah	Chief Strategy Officer
Patrick Wolcott	Chief Operating Officer

Evaluation by the Board of Trustees

The Board’s determination to approve the Sub-Advisory Agreement followed the Board’s consideration of various factors and review of written materials provided by KCM. The Board’s deliberations and the information on which its conclusions were based are summarized below. In connection with its deliberations regarding approval of the Sub-Advisory Agreement, the Board reviewed KCM’s responses to a series of questions regarding, among other things, investment performance, KCM’s quality of services, comparative fee and expense information, and KCM’s projected profitability from sub-advising the Fund.

Nature, Extent and Quality of Services. The Board observed that the key personnel from KCM had extensive experience in the industry. The Board noted that the Chief Compliance Officer had been at KCM for over 20 years and had a strong compliance background. The Board discussed that KCM would be responsible for the implementation of the Fund’s investment strategy including research and investment decisions. The Board recognized that KCM would also be responsible for risk management and the execution of transactions for the Fund. The Board remarked that KCM utilized a number of proprietary tools to help analyze potential investments and determine potential return on invested capital (ROIC). The Board agreed that KCM had the experience and resources necessary to provide quality services to the Fund.

Performance. The Board reviewed the performance of a similar strategy advised by KCM. The Board noted that the strategy slightly underperformed the benchmark index for the 1-year

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period but outperformed the benchmark index for the since inception period. The Board concluded that KCM had the potential to provide favorable returns to the Fund’s shareholders.

Fees and Expenses. The Board discussed the proposed sub-advisory fee and the allocation of fees between AlphaCentric and KCM relative to their respective duties and agreed that the allocation was appropriate. The Board compared the sub-advisory fee charged by KCM for managing other accounts with similar strategies. The Board concluded that the sub-advisory fee to be charged with respect to the Fund was not unreasonable.

Profitability. The Board discussed the profitability analysis provided by KCM and noted that it anticipated realizing a modest profit in connection with sub-advising the Fund during the first and second year of the sub-advisory agreement. The Board concluded that those projected profits were not excessive.

Economies of Scale. The Board considered whether there would be economies of scale with respect to the management of the Fund. The Board agreed that this was primarily an adviser-level issue and had been considered with respect to the overall advisory agreement, taking into consideration the impact of the sub-advisory expense. The Board noted that it would continue to revisit the issue as time progressed.

Conclusion. Having requested and received such information from KCM as the Board believed to be reasonably necessary to evaluate the terms of the sub-advisory agreement, and as assisted by the advice of counsel, the Board concluded that approval of the sub-advisory agreement was in the best interests of the Fund’s shareholders.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a diversified series of the Trust. The Trust is an open-end investment management company organized as an Ohio business trust and formed by an Agreement and Declaration of Trust on February 27, 2006. The Trust’s principal executive offices are located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. Northern Lights Distributors, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, serves as the national distributor of the Fund. Ultimus Fund Solutions, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022 provides the Fund with transfer agent, accounting and fund administrative services. MFund Services LLC, located at 36 North New York Avenue, Huntington, NY 11743, provides the Trust with management, legal administrative and compliance services.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL

OWNERS

As of the Record Date, the Board and officers as a group beneficially owned 0% of the Class A shares of the Fund, 0% of the Class C shares of the Fund, and 8.25% of the Class I shares of the Fund. As of the Record Date, Jerry Szilagyi, an Interested Trustee, beneficially owned,

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through a voting and economic interest, 257,991.7150 Class I Shares, 8.25% of the class. To the best knowledge of the Trust, there were no other Trustees or officers of the Trust who were the beneficial owners of shares of the Fund on the Record Date.

As of the Record Date, the record owners of more than 5% of any outstanding class of shares of the Fund are listed in the following tables.

Class A Shares

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class
Charles Schwab 211 Main Street San Francisco, CA 94105	122,552.1880	24.11%
LPL Financial 4707 Executive Drive San Diego, CA 92121	37,977.1160	7.47%
Charles Schwab 211 Main Street San Francisco, CA 94105	181,731.1000	35.75%*
RBC Capital Markets LLC/Mutual Fund OMNIBUS Processing OMNIBUS Attn Mutual Fund OPS Manager 60 South Sixth Street P08 Minneapolis, MN 55402-4400	35,394.5940	6.96%

*May be deemed to control Class A shares of the Fund because it holds more than 25% of the outstanding Class A shares.

Class C Shares

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class
Charles Schwab 211 Main Street San Francisco, CA 94105	79,300.3660	50.08%*
LPL Financial 4707 Executive Drive San Diego, CA 92121	35,032.2340	22.12%
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RBC Capital Markets LLC 60 South Sixth Street P08 Minneapolis, MN 55402	12,443.8220	7.86%

*May be deemed to control Class C shares of the Fund because it holds more than 25% of the outstanding Class C shares.

Class I Shares

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class
Charles Schwab 211 Main Street San Francisco, CA 94105	201,530.7630	5.27%
LPL Financial 4707 Executive Drive San Diego, CA 92121	637,077.8010	16.64%
Charles Schwab 211 Main Street San Francisco, CA 94105	1,152,747.8980	30.12%*
SZILAGYI TTEES OF THE JERRY J SZILAGYI 2015 FAMILY TRUST UA DTD 12-29-2015 5 Abbington Drive Huntington, NY 1174	257,991.7150	6.74%

*May be deemed to control Class I shares of the Fund because it holds more than 25% of the outstanding Class I shares.

SHAREHOLDER MEETINGS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish

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to receive a single copy in the future. For such requests, call the Trust at 1-877-771-3836, or write the Trust at AlphaCentric Funds, c/o Ultimus Fund Solutions, LLC, 225 Pictoria Dr, Suite 450, Cincinnati, OH 45246.

BY ORDER OF THE BOARD OF TRUSTEES

Michael Schoonover, President

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Appendix A

SUB-ADVISORY AGREEMENT

This SUB-ADVISORY AGREEMENT, between AlphaCentric Advisors LLC, a Delaware limited liability company (the "Adviser"), and Kennedy Capital Management LLC, a Delaware limited liability company (the “Sub-Adviser”) is dated as of November 1, 2024.

WHEREAS, the Adviser acts as an investment adviser to series of Mutual Fund Series Trust, an Ohio business trust (the "Trust"), pursuant to an investment advisory agreement dated as of May 15, 2014;

WHEREAS, the Adviser warrants and represents to the Sub-Adviser that Adviser has full legal authority to engage unaffiliated investment advisers as sub-advisers to provide investment advisory services to accounts and or assets designated for the Adviser oversight by the Trust;

WHEREAS, the Sub-Adviser is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the AlphaCentric LifeSci Healthcare Fund, to be renamed the AlphaCentric Life Sciences and Healthcare Fund (the “Fund”), a series of shares of beneficial interest of the Trust, and the Sub-Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

1. Appointment and Status of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Fund for the period and on the terms set forth in this Sub-Advisory Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust (the “Board”) from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

2. Sub-Adviser’s Duties. Subject to the general supervision and oversight of the Board and the Adviser, the Sub-Adviser shall, employing its discretion, direct the investment operations of the Fund and the composition of the portfolio of securities and investments (including cash) belonging to the Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund's then-current Prospectus and Statement of Additional

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Information (together, the "Prospectus") and subject to the following understandings:

(a)	The Sub-Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund and what portion of the assets belonging to the Fund will be invested or held uninvested as cash;
(b)	The Sub-Adviser shall use its best judgment in the performance of its duties under this Sub-Advisory Agreement;
(c)	The Sub-Adviser, in the performance of its duties and obligations under this Sub-Advisory Agreement for the Fund, shall act in conformity with the Trust's declaration of trust, its by-laws and the Fund's prospectus and with the reasonable instructions and directions of the Board and the Adviser, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;
(d)	The Sub-Adviser shall determine the securities and other financial instruments to be purchased or sold by the Fund and will place portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities and other financial instruments, subject to paragraph heading Execution of Purchase and Sale Orders below;
(e)	The Sub-Adviser shall maintain books and records with respect to the securities and other financial instruments transactions of the Fund and shall render to the Adviser and the Board such periodic and special reports as the Adviser or the Board may reasonably request;
(f)	The Sub-Adviser shall provide the Trust's custodian and fund accountant on each business day with information about the Fund’s securities and other financial instruments transactions, and with such other information relating to the Trust as may be reasonably required under the terms of the then-current custody agreement between the Trust and the custodian;
(g)	The Sub-Adviser shall respond promptly to any request from the Adviser or the Fund’s fund accountant for assistance in obtaining price sources for securities and other financial instruments held by the Fund or determining a price when a price source is not available, and promptly review the prices used by the Fund’ accountant to determine net asset value and advise the Fund’s accountant promptly if any price appears to be incorrect;
(h)	The Sub-Adviser shall provide such information and reasonable assistance as may be required to enable the Adviser to fulfill its obligations under the Trust’s Liquidity Risk Management Program including, but not limited to, review of all liquidity determinations regarding the Fund’s holdings;

(i)	The Sub-Adviser shall provide such information and reasonable assistance as may be required to enable the Adviser to fulfill its obligations under all existing and future securities regulations including, but not limited to, Rule 18f-4 under the 1940 Act;

(j)	The Sub-Adviser shall be responsible for: (1) directing the manner in which proxies solicited
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by issuers of securities beneficially owned by the Fund shall be voted, and (2) making any elections relative to any mergers, acquisitions, tender offers, bankruptcy proceedings or other type events pertaining to the securities held by the Fund;

(k)	The Sub-Adviser hereby represents that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this Sub-Advisory Agreement is in effect, the Sub-Adviser shall provide to the Board a written report that describes any issues arising under the code of ethics since the last report to the Board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent access persons (as that term is defined in Rule 17j-1) from violating the code; and

(l)	The Sub-Adviser agrees to maintain compliance policies and procedures that are reasonably designed to prevent violations of the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable federal and state regulations. The Sub-Adviser shall provide to the Trust's chief compliance officer an annual written report regarding the Sub-Adviser's compliance program.

3. Custodian. The assets of the Fund shall be held by an independent custodian, not Adviser nor Sub-Adviser. The Sub-Adviser is authorized to give instructions to the custodian with respect to all investment decisions regarding the Fund and the custodian is authorized and directed to effect transactions for the Fund and otherwise take such actions as the Sub-Adviser shall reasonably direct in connection with the performance of the Sub-Adviser 's obligations in respect of the Fund.

4. Risk Acknowledgment. Adviser acknowledges that Sub-Adviser does not guarantee the future performance of the Fund or any specific level of performance, nor the success of Sub-Adviser's overall advisory services to the Fund. Accordingly, Adviser acknowledges and agrees that Sub-Adviser shall not have any legal or financial responsibility for performance or losses unless directly attributable to the gross negligence or willful misconduct of the Sub-Adviser, including the Sub-Adviser’s failure to adhere to any investment policies and restrictions as described in the Fund’s prospectus and statement of additional information and the Sub-Adviser’s error in the placement, execution or settlement of a trade for the Fund (“Trade Error”). The parties mutually agree and acknowledge that the determination of what constitutes a Trade Error for purposes of this Agreement shall be made by the Trust.

5. Directions to the Sub-Adviser. Adviser will be responsible for forwarding Adviser and/or Trust directions, notices and instructions to Sub-Adviser, which shall be effective upon receipt by the Sub-Adviser. The Sub-Adviser shall be fully protected in relying upon any such direction, notice, or instruction until it has been duly advised of changes therein.

6. Execution of Purchase and Sale Orders. In connection with purchases or sales of investments for the account of the Fund, the Sub-Adviser will arrange for the placing of all orders for the purchase and sale of investments for the account with brokers or dealers selected by the Sub-Adviser, subject to review of this selection by the Board from time to time. The Sub-Adviser will be responsible for the negotiation and the allocation of principal business and

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portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser will at all times seek, for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

The Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, the Sub-Adviser is authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Fund and to accounts over which the Sub-Adviser exercises investment discretion. The Trust and the Sub-Adviser understand and acknowledge that, although the information may be useful to the Fund and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund. The Sub-Adviser may not give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

Subject to the provisions of the 1940 Act, and other applicable law, the Sub-Adviser, any of its affiliates or any affiliates of its affiliates may retain compensation in connection with effecting the Fund’s portfolio transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of the Fund, the Sub-Adviser will act solely as investment adviser for such client and not in any way on behalf of the Fund. The Sub-Adviser’s services to the Fund pursuant to this Sub-Advisory Agreement are not to be deemed to be exclusive and it is understood that the Sub-Adviser may render investment advice, management and other services to others, including other registered investment companies.

7. Books and Records. The Sub-Adviser shall keep the Trust’s books and records required to be maintained by it pursuant to Section 2(e) of this Sub-Advisory Agreement. The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request but will be permitted to retain copies thereof to the extent such records are required to be kept under the 1940 Act or the Advisers Act. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

8. Expenses of the Sub-Adviser. During the term of this Sub-Advisory Agreement, the Sub-Adviser will pay all expenses (including without limitation the compensation of all trustees or

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officers of the Trust, if any, who are "interested persons" of the Sub-Adviser, as defined in the 1940 Act) incurred by it in connection with its activities under this Sub-Advisory Agreement other than the cost of securities and investments purchased or sold for the Fund (including taxes, clearing, counterparty and brokerage commissions, if any). Notwithstanding the foregoing, the Sub-Adviser is not obligated to pay the compensation or expenses of the Trust's Chief Compliance Officer, regardless of whether the Chief Compliance Officer is affiliated with the Sub-Adviser.

9. Compensation of the Sub-Adviser. For the services provided pursuant to this Sub-Advisory Agreement, the Adviser will pay to the Sub-Adviser a monthly fee of 50% of the net advisory fee received by the Adviser for the corresponding month. Net advisory fee is defined as advisory fees less fee waivers due to the expense caps and any extraordinary expenses related to the advisory services and sponsorship of the Fund. To the extent the Adviser is required to waive its entire advisory fee pursuant to any fee waiver and operating expense limitation agreement in effect between the Adviser and the Fund, the Sub-Adviser will pay to the Adviser an amount equal to 50% of Fund expenses paid by the Adviser pursuant to any fee waiver and operating expense limitation agreement in effect between the Adviser and the Fund.

If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for that month according to the proportion of the number of calendar days in the month during which the Agreement is in effect with respect to the total number of calendar days in the month. The prorated monthly fee shall be payable within 15 calendar days after the date of termination.

10. Liability. Neither the Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Sub-Advisory Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Sub-Advisory Agreement, including the Sub-Adviser’s failure to adhere to any investment policies and restrictions as described in the Fund’s prospectus and statement of additional information (which has been provided to the Sub-Adviser) and the Sub-Adviser’s error in the placement, execution or settlement of a trade for the Fund (“Trade Error”). The parties mutually agree and acknowledge that the determination of what constitutes a Trade Error for purposes of this Agreement shall be made by the Trust.

Any person, even though also a director, officer, employee, shareholder, member or agent of the Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder, member or agent of the Sub-Adviser, or one under the Sub-Adviser's control or direction, even though paid by the Sub-Adviser.

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11. Duration and Termination. The term of this Sub-Advisory Agreement shall begin on the on the date of this Sub-Advisory Agreement and, unless sooner terminated as hereinafter provided, shall continue in effect for a period of two (2) years. This Sub-Advisory Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by vote of the Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Sub-Advisory Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Sub-Advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Sub-Advisory Agreement or any extension, renewal or amendment thereof.

This Sub-Advisory Agreement may be terminated at any time on at least 60 days prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board, (ii) by the Adviser, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (iv) in accordance with the terms of any exemptive order obtained by the Trust or the Fund under Section 6(c) of the 1940 Act, exempting the Trust or the Fund from Section 15(a) and Rule 18f-2 under the 1940 Act. The Sub-Adviser may terminate this Sub-Advisory Agreement at any time, without the payment of any penalty, on at least 90 days' prior written notice to the Adviser and the Trust. Termination of this Sub-Advisory Agreement and/or the services of the Sub-Adviser will not affect (i) the validity of any action previously taken by Sub-Adviser under this Sub-Advisory Agreement; (ii) liabilities or obligations of the parties for transactions initiated before termination of this Sub-Advisory Agreement; (iii) the Fund’s obligation to pay advisory fees to Adviser; or (iv) or the Adviser’s obligation to pays its share of the Fund expenses as provided in this Agreement. If this Sub-Advisory Agreement is terminated by the Adviser or Sub-Adviser, Sub-Adviser will have no further obligation to take any action subsequent to termination with respect to the Fund except as may be reasonably required pursuant to the notice of termination and in furtherance of its role as a fiduciary in order to facilitate an orderly transition of the advisory services to the Fund. This Sub-Advisory Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

12. Non-Exclusive Services. The Sub-Adviser, its officers, employees, and agents, may have or take the same or similar positions in specific investments for their own accounts, or for the accounts of other clients, as the Sub-Adviser does for the Fund. The Adviser expressly acknowledges and understands that the Sub-Adviser shall be free to render investment advice to others and that Sub-Adviser does not make its investment advisory services available exclusively to Adviser or the Fund. Nothing in this Sub-Advisory Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any security or other financial instrument which the Sub-Adviser, its principals, affiliates or employees, may purchase or sell for their own accounts or for the account of any other client, if in the reasonable opinion of the Sub-Adviser such investment would be unsuitable for the Fund or if the Sub-Adviser determines in the best interest of the Fund such purchase or sale would be impractical.

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13. Good Standing. Adviser and Sub-Adviser hereby warrant and represent that they are each investment advisers in good standing, that their respective regulatory filings are current and accurately reflect their advisory operations, and that they are in compliance with applicable state and federal rules and regulations pertaining to investment advisers. In addition, Adviser and Sub- Adviser further warrant and represent that neither is (nor any of their respective Associated Persons are) subject to any statutory disqualification set forth in Sections 203(e) and 203(f) of the Advisers Act (or any successor Advisers Act sections or rules), nor is it or any of its associated persons currently the subject of any investigation or proceeding which could result in statutory disqualification. In addition, each of Adviser and Sub-Adviser agree to promptly notify the other of the occurrence of any event that would disqualify it from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act. The Adviser and Sub-Adviser each further agrees to promptly notify the other regarding any non-routine inspections, notices, or inquiries from any governmental, administrative, or self-regulatory agency; the commencement of any legal or regulatory actions or proceedings against it or any of its officers; and any material developments associated therewith. Adviser and Sub-Adviser acknowledge that their respective obligations to advise the other with respect to these representations shall be continuing and ongoing, and should any representation change for any reason, each warrants to advise the other immediately, together with providing the corresponding pertinent facts and circumstances.

14. Amendment. This Sub-Advisory Agreement may be amended by mutual consent of the Adviser and the Sub-Adviser, provided the Trust approves the amendment (a) by vote of a majority of the Trustees of the Trust, including Trustees who are not parties to this Sub-Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund affected by such amendment.

15. Privacy Notice/Confidentiality. The Adviser and Sub-Adviser acknowledge prior receipt of the Trust’s Privacy Notice and Policy. Adviser and Sub-Adviser agree to safeguard all information pertaining to the Fund consistent with the requirements of applicable state and federal privacy statutes pertaining to registered investment advisers.

Each of the Sub-Adviser and the Adviser acknowledge and agree that pursuant to this Sub-Advisory Agreement, either party may have access to the other party’s confidential and proprietary information and materials concerning or pertaining to the other’s business. Each party will receive and hold such information in the strictest confidence, and acknowledge, represent, and warrant that it will use its best efforts to protect the confidentiality of this information. Each party agrees that, without the prior written consent of the other party, they will not use, copy, or divulge to third parties or otherwise use, except in accordance with the terms of this Sub-Advisory Agreement, any information obtained from or through the other party in connection with this Sub-Advisory Agreement other than as reasonably necessary in the course of their business; provided that such recipients must agree to protect the confidentiality of such information and use such information only for the purposes of providing services to the Fund; provided, further, however, this covenant shall not apply to information (x) which is in the public domain now or when it becomes in the public domain in the future, other than by reason of a breach of this Sub-Advisory

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Agreement, (y) which has come to either party from a lawful source not bound to maintain the confidentiality of such information, other than from the other party or an affiliate or representative of that party, or (z) disclosures which are required by law, regulatory authority, regulation or legal process.

The representations and warranties made by the Sub-Adviser and the Adviser pursuant to this Section 15 shall survive the termination of this Agreement.

16. Notice. Whenever any notice is required or permitted to be given under any provision of this Sub-Advisory Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class or express mail, or sent by courier, or email to the other party at the mailing addresses, or email addresses specified below or to such other address as a party may from time to time specify to the other party by such notice hereunder. Any such notice shall be deemed duly given when delivered at such address.

Sub-Adviser:

Kennedy Capital Management LLC

10829 Olive Blvd, Suite 100

St. Louis, MO 63141

Email: Contracts@kennedycapital.com

Adviser:

AlphaCentric Advisors LLC

53 Palmeras St., Suite 601,

San Juan, PR 00901

Email: JerryS@catalystmutualfunds.com

17. Arbitration. Subject to the conditions and exceptions noted below, and to the extent not inconsistent with applicable law, in the event of any dispute pertaining to this Sub-Advisory Agreement, Sub-Adviser and Adviser agree to submit the dispute to arbitration by three arbitrators in the State of New York, New York County in accordance with the rules of the American Arbitration Association (“AAA”), provided that the AAA accepts jurisdiction. Sub-Adviser and Adviser understand that such arbitration shall be final and binding, and that by agreeing to arbitration, Adviser and Sub-Adviser are waiving their respective rights to seek remedies in court, including the right to a jury trial. Each party will pay its own expenses incurred in pursuing arbitration, and the costs and expenses of the prevailing party will be paid by the unsuccessful party.

18. Indemnification. Adviser and Sub-Adviser agree to defend, indemnify and hold harmless the other and each of their respective officers, directors, members, employees and/or agents from any and all claims, losses, damages, liabilities, costs and/or expenses directly resulting from the other’s violation of any of the terms of this Sub-Advisory Agreement. Adviser and Sub-Adviser’s obligations under this paragraph shall survive the termination of this Sub-Advisory Agreement.

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19. Governing Law. (a) This Sub-Advisory Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Sub-Advisory Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Sub-Advisory Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

20.              Use of Name. The Adviser and the Fund are authorized to use the name of the Sub-Adviser and any marks, symbols or logos of the Sub-Adviser in registration statements, advertising or otherwise, only with the prior written approval of Sub-Adviser and only during the term of this Sub-Advisory Agreement. Notwithstanding the foregoing, the Sub-Adviser’s approval is not required when: (i) previously approved materials are re-issued with minor modifications; (ii) the Adviser and Sub-Adviser identify materials which they jointly determine do not require Sub-Adviser’s approval, or (iii) the material is used as required under applicable law. If this Sub-Advisory Agreement is terminated with respect to the Fund and the Sub-Adviser no longer serves as sub-adviser to the Fund, the Sub-Adviser reserves the right to withdraw from the Fund the right to the use of its name and its marks, symbols or logos that misleadingly imply a continuing relationship between the Fund and the Sub-Adviser or any of its affiliates, except to the extent that continued use is required by applicable laws, rules and regulations. This section will survive any termination of this Sub-Advisory Agreement.

21. Severability. In the event any provision of this Sub-Advisory Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Sub-Advisory Agreement, which shall continue to be in force.

22. Counterparts. This Sub-Advisory Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Sub-Advisory Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms.

24. Captions. The captions in this Sub-Advisory Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

25. Change of Control. The Sub-Adviser shall notify Adviser and the Trust in writing at least 60 days in advance of any change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

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26. Other Business. Except as set forth above, nothing in this Sub-Advisory Agreement shall limit or restrict the right of any of the Sub-Adviser's directors, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

Kennedy Capital Management LLC /s/ Donald M. Cobin By: Donald M. Cobin Title: Chief Executive Officer	AlphaCentric Advisors LLC /s/ Jerry Szilagyi By: Jerry Szilagyi Title: Managing Member

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AlphaCentric Life Sciences and Healthcare Fund

(formerly “AlphaCentric LifeSci Healthcare Fund”)

a series of Mutual Fund Series Trust

4221 North 203rd Street, Suite 100
Elkhorn, Nebraska 68022

1-844-ACFUNDS (233-8637)

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the AlphaCentric Life Sciences and Healthcare Fund (the “Fund”), a series of Mutual Fund Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of a Sub-Advisory Agreement between the Fund’s investment adviser, AlphaCentric Advisors, LLC (“AlphaCentric”), and Kennedy Capital Management LLC, the Fund’s sub-adviser.

The Trust and AlphaCentric have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows AlphaCentric to hire and replace investment sub-advisers without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Fund’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about December 23, 2024 to shareholders of record of the Fund as of December 3, 2024. The Information Statement will be available on the Fund’s website at www.AlphaCentricFunds.com. until at least March 24, 2025. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-844-ACFUNDS (1-844-223-8637).

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.